1 Insider Trading Policy Updated January 2025 Purpose This Insider Trading Policy (this “Policy”) provides guidelines with respect to transactions in the securities of Oppenheimer Holdings Inc. a Delaware corporation (“OPY”), and the handling of confidential and material nonpublic information about OPY and its U.S. operating subsidiaries (together, the “Company”) and the companies with which the Company (i) covers or provides research on; (ii) engages in transactions with or (iii) or otherwise does business with. OPY’s Board of Directors has adopted this Policy to promote compliance with U.S. federal and state securities laws that prohibit you from buying, selling recommending or making other transfers of securities if you are aware of material, nonpublic information about the issuer of the securities. These laws also prohibit you from disclosing this information to others who may trade in those securities. The Company’s non-U.S operating subsidiaries are required by this Policy to have policies against insider trading that comport with the laws of the jurisdictions in which they operate. Handling of Confidential and Material Nonpublic Information It is your responsibility to safeguard any confidential information received about the Company, its customers, or any other individual or entity. To that end, the Company has established, maintains and enforces information barriers, including policies and procedures that are reasonably designed to prevent and detect the misuse of material nonpublic information. This Policy as well as the Compliance Manual sections on Handling of Inside Information and Handling of Confidential Information (which can be found by on the Firm’s Intranet) sets forth the legal prohibitions and procedures all officers, directors and employees must observe to comply with applicable law and in the handling of material nonpublic information. Under these policies, you are prohibited from disclosing or disseminating confidential and material nonpublic information, either internally or externally, except on a reasonable “need-to-know” basis that furthers a legitimate business purpose. Such information is to be conveyed with the understanding that the information is confidential and is to be used solely for the purpose for which it was given/received. In addition, you must take precautions to restrict access to, and secure material nonpublic information, including avoiding discussing confidential information in public places, not sharing computer IDs and passwords, and properly maintaining and disposing of confidential documents. Persons Subject to the Policy This Policy applies to all officers of the Company and its subsidiaries, all members of OPY’s Board of Directors and subsidiary boards of directors and all employees of the Company as well as to their spouses, minor children, adult family members sharing the same household (“Family Members”), and any other person, account or entity over whom the officer, director or employee exercises substantial influence or control over its or their securities trading decisions (“Controlled Entities”). The Company may also determine that other persons should be subject to this Policy, such as contractors or

2 consultants who have access to material nonpublic information. Transactions Subject to the Policy This Policy applies to transactions in OPY’s securities (collectively referred to in this Policy as “OPY Securities”), including common stock (of whatever class or series), any options or warrants to purchase common stock and any other type of equity or debt securities that OPY may issue from time to time as well as derivative securities that are not issued by OPY, such as exchange-traded put or call options or swaps relating to OPY securities. Transactions subject to this Policy also include purchases, sales and bona fide gifts of OPY Securities. Further, this Policy applies generally to any transactions in securities of other companies while in the possession of material nonpublic information. Individual Responsibility Persons subject to this Policy have ethical and legal obligations to maintain the confidentiality of information about the Company and to not engage in transactions in OPY securities or securities of other companies while in possession of material nonpublic information. Each individual is responsible for making sure that he or she complies with this Policy, and that any family member, household member or entity whose transactions are subject to this Policy, as discussed below, also comply with this Policy. You could be subject to severe legal penalties in addition to disciplinary action by the Company for any conduct prohibited by this Policy or applicable securities laws, as described below in more detail under the heading “Consequences of Violations.” Reporting Violations/Seeking Guidance In addition to refraining from insider trading, you are also required to immediately report to the Control Room (controlroom@opco.com), the Chief Compliance Officer (currently douglas.siegel@opco.com) or the General Counsel (currently dennis.mcnamara@opco.com) any suspicious trading or other activity that you suspect may constitute insider trading.  You must also reach out to the Control Room, the Chief Compliance Officer or the General Counsel if you receive information you believe constitutes material nonpublic information that you are not authorized to receive or you receive confidential information that you are unsure constitutes material nonpublic information. Administration of the Policy The Head of the Control Room shall serve as the Compliance Officer for the purposes of this Policy and, in his or her absence the General Counsel shall be responsible for administration of this Policy. The Compliance Officer shall work with the Office of the General Counsel in making determinations or interpretations under this policy. Statement of Policy It is the policy of the Company that no director, officer or other employee of the Company (or any other person designated by this Policy or by the General Counsel as subject to this Policy) who is aware of material nonpublic information relating to the Company or other companies may, (until the information becomes public or is no longer material) directly, or indirectly through Family Members or other

3 persons or entities: 1. Engage in, or recommend that others engage in, transactions in OPY Securities, except as otherwise specified in this Policy under the headings “Transactions Under Company Plans” and “Rule 10b5-1 Plans;” 2. Disclose material nonpublic information to persons within the Company whose jobs do not require them to have that information, or outside of the Company to other persons, including, but not limited to, family, friends, business associates, investors and expert consulting firms, unless any such disclosure is made in accordance with the Company’s policies regarding the protection or authorized external disclosure of information regarding the Company; 3 Engage in transactions in the securities of companies other than the Company or recommend that others, including clients of the Company, engage in transactions in such securities while in the possession of material nonpublic information concerning such other companies or disclose material nonpublic information concerning companies other than the Company to any persons; or 4. Assist anyone engaged in the above activities. It is also the policy of the Company that the Company itself will not engage in transactions in OPY Securities while aware of material nonpublic information relating to the Company or OPY Securities. Exceptions There are no exceptions to this Policy, except as specifically noted herein. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure), or small transactions, are not excepted from this Policy. Definition of Material Nonpublic Information Material Information: You should consider information “material” if a reasonable investor would consider it important in making a decision to buy, hold or sell securities. Any information that could be expected to affect a company’s stock price, whether it is positive or negative, should be considered material. There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all of the facts and circumstances, and is often evaluated by enforcement authorities with the benefit of hindsight. While it is not possible to define all categories of material information, some examples of information that ordinarily would be regarded as material are: • Projections of future earnings or losses, or other earnings guidance or changes to earnings guidance; • A pending or proposed merger, acquisition or tender offer or significant asset transaction; • A change in dividend policy, the declaration of a stock split, or an offering of additional securities; • A change in auditors or notification that the auditor’s reports may no longer be relied upon; • Pending or threatened significant litigation, regulatory actions or government investigations, or

4 the resolution of such litigation, actions or investigations; • A significant cybersecurity incident, such as a data breach, or any other significant disruption in the company’s operations • Any questions or concerns regarding whether information is “material” should promptly be directed to the Compliance Officer. Nonpublic Information: You should consider information “nonpublic” if it is not generally available to the public and has not been widely disseminated. Information generally would be considered widely disseminated if it has been disclosed through the newswire services, a broadcast on widely-available radio or television programs, publication in a widely-available newspaper, magazine or news website, or public disclosure documents filed with the Securities and Exchange Commission (the “SEC”) that are available on the SEC’s website. By contrast, information would likely not be considered widely disseminated if it is available only to the Company’s employees, or if it is only available to a select group of analysts, brokers and institutional investors. Once information is widely disseminated, it is still necessary to provide the investing public with sufficient time to absorb the information before it is deemed “public”. As a general rule, the Company does not consider information to be fully absorbed by the marketplace until after the second business day after the day on which the information is released. Shadow Trading In 2024 the SEC for the first time pursued an insider trading case on a “shadow trading” theory. Unlike traditional insider trading, “shadow trading” involves using material non-public information of one company to trade – not in the stock of that company (or an acquiring or target company), but in the stock of an entirely different company that was not the direct subject of the non-public information, but whose stock price is allegedly affected by a “spillover” impact from such non-public information. Given this precedent employees should take a broad view of materiality and consider the extent to which MNPI about one company might be material to another company, even if the second company is not a direct competitor or business partner of the first one. Procedures to Implement this Policy Every officer, director and employee of the Company must follow these procedures or risk severe legal penalties and disciplinary action by the Company for any conduct prohibited by this Policy or applicable securities laws. If you have any questions about these procedures, you should consult the Office of the General Counsel or the Control Room. If you believe that you are in possession of material nonpublic information, or if you have questions as to whether information in your possession is material and nonpublic, you should take the following steps: 1. Report the matter immediately to the Office of the General Counsel or the Control Room. 2. Do not purchase or sell the securities, or recommend the purchase or sale of securities, on behalf of yourself or others, including investment companies or private accounts managed by the Company.

5 3. Do not communicate the information to anyone inside or outside the Company other than to the Office of the General Counsel or the Control Room. In addition, care should be taken so that such information is kept secure. After you review the issue with the Control Room and/or the Office of the General Counsel, either a determination will be provided for you to continue the prohibitions against trading and communication or you will be allowed to trade and communicate the information. Transactions Under Company Plans This Policy does not apply in the case of the following transactions, except as specifically noted:  Stock Option Exercises. This Policy does not apply to the exercise of an employee stock option acquired pursuant to the Company’s plans, or to the exercise of a tax withholding right pursuant to which a person has elected to have the Company withhold shares subject to an option to satisfy tax withholding requirements. This Policy does apply, however, to any sale of stock as part of a broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option.  Restricted Stock Awards. This Policy does not apply to the vesting of restricted stock, or the exercise of a tax withholding right pursuant to which you elect to have the Company withhold shares of stock to satisfy tax withholding requirements upon the vesting of any restricted stock. The Policy does apply, however, to any market sale of restricted stock. Company 401(k) Plan. This Policy does not apply to purchases of OPY Securities in the Company’s 401(k) plan resulting from your periodic contribution of money to the plan pursuant to your payroll deduction election but does apply to any attempt to change your investment allocation of OPY Securities in the 401K Plan. Pre-Clearance Procedures No executive officer or director of the Company (including its subsidiaries), as well as any other employees designated as “Covered Persons” in the Firm’s Compliance Manual, as well as the Family Members and Controlled Entities of such persons, may engage in any transaction in OPY Securities without first obtaining pre-clearance of the transaction. In addition, employees may be required to pre- clear trades in the securities of other companies in addition to OPY if so designated by their supervisor or department head, the Chief Compliance Officer or the Compliance Officer. Each proposed transaction will be evaluated to determine if it raises insider trading concerns or other concerns under federal laws and regulations. Pre-clearance of a transaction is valid only for a 24-hour period. If pre- clearance is denied, the fact of such denial must be kept confidential by the person requesting such clearance.  Executive officers of the Company (including its subsidiaries), as well as the Family Members and Controlled Entities of such persons must obtain pre-clearance of a transaction in OPY securities from the Control Room.  Directors of the Company, as well as the Family Members and Controlled Entities of such persons must obtain pre-clearance from the General Counsel.

6  The Chief Compliance Officer and the General Counsel are required to pre-clear all transactions in OPY Securities with the Chief Executive Officer and the Control Room.  Employees required to preclear trades, as well as the Family Members and Controlled Entities of such persons must submit requests for pre-clearance to the Control Room using the Protogent PTA system or other system designated by the Control Room in advance of the proposed transaction. When a request for pre-clearance is made, the requestor should carefully consider whether he or she may be aware of any material nonpublic information about the Company, and should describe fully those circumstances to the applicable officer. Restricted Periods  OPY Quarterly Trading Blackout. You are prohibited from executing any transactions involving OPY Securities (other than as specified by this Policy), during a “Blackout Period” beginning at the end of each fiscal quarter and ending at the close of business on the second business day following the date of the public release of the Company’s earnings results for that quarter. In other words, these persons may only conduct transactions in OPY Securities during the “Window Period” beginning on the third business day following the public release of the Company’s quarterly earnings and ending at the close of the next fiscal quarter.  Event-Specific Restricted Periods. From time to time, an event may occur that is material to the Company and is known by only a few directors, officers and/or employees. The existence of an Event-Specific Restricted Period or will not be announced and should not be communicated to any other person.  Exceptions. The quarterly trading restrictions and event-specific trading restrictions do not apply to those transactions to which this Policy does not apply, as described above under the heading “Transactions Under Company Plans.” Further, the requirement for pre-clearance, the quarterly trading restrictions and event-specific trading restrictions do not apply to transactions conducted pursuant to approved Rule 10b5-1 plans, described under the heading “Rule 10b5-1 Plans.” Rule 10b5-1 Plans Rule 10b5-1 under the Exchange Act provides a defense from insider trading liability that allows insiders to sell Company stock by setting up a predetermined plan that specifies in advance the share price, amount, and transaction date. In order to be eligible to rely on this defense, Company insiders must enter into a Rule 10b5-1 plan that meets certain conditions specified in the Rule (a “Rule 10b5-1 Plan”) and must be in accordance with the Company’s “Guidelines for Rule 10b5-1 Plans.” If the plan meets the requirements of Rule 10b5-1, transactions in OPY Securities may occur even when the person who has entered into the plan is aware of material nonpublic information. Any Rule 10b5-1 Plan must be submitted to the General Counsel for approval five days prior to the entry into the Rule 10b5-1 Plan. The General Counsel may reject the request to enter into a Rule 10b5-1 plan in his or her sole discretion.

7 Post-Termination Transactions This Policy continues to apply to transactions in OPY Securities even after termination of service to the Company. If an individual is in possession of material nonpublic information when his or her service terminates, that individual may not engage in transactions in OPY Securities until that information has become public or is no longer material. Consequences of Violations The purchase or sale of securities while aware of material nonpublic information, or the disclosure of material nonpublic information to others who then engage in transactions in OPY securities is prohibited by federal and state laws. Insider trading violations are pursued vigorously by the SEC, U.S. Attorneys and state enforcement authorities, as well as enforcement authorities in foreign jurisdictions. Punishment for insider trading violations is severe, and could include significant fines and imprisonment. While the regulatory authorities concentrate their efforts on the individuals who trade, or who tip inside information to others who trade, the federal securities laws also impose potential liability on companies and other “controlling persons” if they fail to take reasonable steps to prevent insider trading by company personnel. In addition, an individual’s failure to comply with this Policy may subject the individual to serious Company-imposed sanctions, including dismissal for cause, whether or not the employee’s failure to comply results in a violation of law. Needless to say, a violation of law, or even an SEC investigation that does not result in prosecution, can tarnish a person’s reputation and irreparably damage a career. Company Assistance Any person who has a question about this Policy or its application to any proposed transaction may obtain additional guidance from the Compliance Officer or the Office of the General Counsel. Certification All persons subject to this Policy must certify their understanding of, and intent to comply with, this Policy.